NEWS RELEASE
For Immediate Release
For more information:
Michael T. Vea, Chairman, President and CEO - 812-464-9604
Gretchen Dunn, Shareholder Relations - 812-464-9677
INTEGRA BANK REPORTS 3rd QUARTER NET INCOME
♦ Net Income of $6.6 million, or $0.38 per Diluted Share

♦ Solid Commercial and Consumer Loan Growth

♦ Double Digit Growth in Fee Income due to Growth in Retail Checking Accounts

♦ Reduction in Non-Performing Loans
EVANSVILLE, INDIANA — October 24, 2005 — Integra Bank Corporation (Nasdaq: IBNK) today reported 2005 third quarter net income of $6.6 million, or $0.38 per diluted share. This represents a $0.3 million or $0.02 per diluted share decrease in net income from the same quarter 2004, which included a $0.2 million recovery on a municipal security. Higher non-interest income and lower expenses were offset by the impact of a lower net interest margin.
“While the current flat yield curve continues to put pressure on our net interest margin, we are pleased with our double digit growth in fee income, lower expenses, growth in commercial and consumer loans, and a significant reduction in non-performing loans during the quarter,” stated Mike Vea, Chairman, President and CEO.
Returns on assets and equity were 0.96% and 11.95%, respectively, for the third quarter of 2005, compared to 1.08% and 13.92% for the second quarter of 2005, and 1.01% and 13.67% for the third quarter of 2004.
For the first nine months of 2005, net income was $20.4 million compared to a loss of $13.7 million in the first nine months of 2004. Diluted earnings per share for the first nine months of 2005 totaled $1.17 compared to $(0.79) for the same period in 2004. The losses in the 2004 period resulted from the Company’s balance sheet restructuring in the first quarter of 2004.
Solid Growth
Average loans grew $10.4 million, or 2.4%, annualized for the third quarter of 2005 compared to the second quarter, and $61.0 million, or 3.7%, from the third quarter of 2004. In the second quarter of 2005, average loans were impacted by both the sale of the three Illinois banking centers and the reclassification to held for sale of approximately $9.8 million in loans that no longer met the Company’s underwriting criteria. Commercial and consumer loans have shown steady growth which has offset a decline in mortgage loans. Average commercial and consumer loans increased $4.6 million and $16.2 million, respectively, compared to the second quarter, and $57.5 million and $30.9 million, respectively, compared to the third quarter of 2004. Average mortgage loans decreased $10.5 million over the linked quarter and $27.4 million compared to the third quarter of 2004.
Average deposits were impacted by the sale of the three banking centers, which included $68 million in deposits. “Our High Performance Checking initiative is on track to double our retail checking account openings compared to last year and we are also experiencing increases in the average balance of these accounts,” stated Vea.
Net Interest Margin
Net interest margin on a tax-equivalent basis was 3.34% for the third quarter of 2005, an 11 basis points decrease from the second quarter of 2005, and a 39 basis point decrease from the third quarter of 2004. These decreases were the result of a flat yield curve and to a lesser degree the continuing deposit migration from non-interest or low cost deposits to higher yielding money market or certificates of deposit. The recovery on a municipal security in last year’s third quarter accounted for 3 basis points in the net interest margin.
Non-Interest Income
Third quarter non-interest income totaled $7.9 million, compared with $7.1 million for the third quarter of 2004 and $13.1 million for the second quarter of 2005. The increase from the year ago quarter was the result of increases of $0.9 million in service charges on deposits, $0.2 million in debit card income, a $0.3 million bank owned life insurance (BOLI) policy settlement, which was partially offset by a decrease in merchant fee income of $0.5 million, and a loss on securities related to a writedown on agency preferred securities of $0.5 million. The merchant income decrease was the result of selling the merchant portfolio in the first quarter of 2005. Non-interest income in the second quarter of 2005 included $6.2 million of gain on the sale of three Illinois banking centers, a $0.2 million loss on the sale of an insurance affiliate, and a $0.3 million loss on sale of securities. The increase in service charges and fees and debit card interchange is the result of the successful High Performance Checking initiative.
Non-Interest Expense
Third quarter non-interest expense was $19.5 million. This compares with $20.3 million in the year-ago quarter and $20.1 million in the second quarter of 2005. The decrease from the second quarter of 2005 was due to lower personnel costs and the decrease from the same quarter of 2004 was the result of lower personnel and processing costs.
“We are pleased with our continued expense control and efficiency improvements,” stated Vea.
Credit Quality
Non-performing assets totaled $25.6 million at September 30, 2005, representing a $4.6 million, or 15%, decrease from June 30, 2005. The reduction was almost entirely in commercial non-performing loans. The non-performing loans to total loans ratio was 1.47%, 1.77% and 1.24% at September 30, 2005, June 30, 2005 and September 30, 2004, respectively.
Net charge-offs were 28 basis points of average loans in the third quarter of 2005, compared with 14 basis points in the third quarter of 2004 and 55 basis points in the second quarter of 2005. The second quarter of 2005 reflected the impact of the charge-down of the loans that were segregated for the loan sale. The third quarter of 2005 included a $0.6 million charge-off on a commercial loan which was fully reserved.
Provision expense was $0.6 million for the third quarter of 2005, which was a decrease of $3.8 million from the second quarter of 2005 and an increase of $0.4 million compared to the third quarter of 2004. The second quarter of 2005 included the provision for losses on loans that had been reclassified as held for sale.
The allowance for loan losses to total loans was 1.43% at September 30, 2005, 1.49% at June 30, 2005 and 1.53% for September 30, 2004.
Conference Call
Integra executive management will hold a conference call to discuss the contents of this news release, as well as updated guidance for 2005, business highlights and financial outlook, on Tuesday, October 25, 2005, at 10:00 a.m. CDT. The telephone number for the conference call is (800) 559-2403. The conference call also will be available by webcast within the Investor Relations section of the company’s web site, http://www.integrabank.com.
About Integra
Headquartered in Evansville, Integra Bank Corporation is the parent of Integra Bank N.A. With assets of $2.7 billion at September 30, 2005, Integra operates 74 banking centers and 129 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Integra is committed to providing the highest level of customer service to its retail, small business and corporate customers through its offices, ATMs and online banking services. For retail customers, Integra Bank N.A. offers telephone and Internet banking through its BANK

ANYTIME service. Integra also offers BUSINESS BANKNET online banking for its business customers. Moody’s Investors Service has assigned an investment grade rating of Baa2 for Integra Bank’s long term deposits. As of October 3, 2005, our CGQ rating has IBNK outperforming 87.6% of the companies in the Russell 3,000 Index and 89.8% of the companies in the banking group. Integra Bank Corporation’s common stock is listed on the Nasdaq National Market under the symbol IBNK. Additional information may be found at the company’s web site, http://www.integrabank.com.
Safe Harbor
Certain statements made in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words “may,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “intend,” and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following without limitation: general, regional, and local economic conditions and their effect on interest rates, the yield curve, the Company and its customers; credit risks and risks from concentrations (geographic and by industry) within the loan portfolio; changes in regulations or accounting policies affecting financial institutions; the costs and effects of litigation and of unexpected or adverse outcomes of such litigation; technological changes; acquisitions and integration of acquired businesses; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; the outcome of efforts to manage interest rate or liquidity risk; competition; and acts of war or terrorism. The Company undertakes no obligation to release revisions to these forward-looking statements or to reflect events or conditions occurring after the date of this release.

Summary Operating Results Data
Here is a summary of Integra Bank Corporation third quarter 2005 operating results:
Diluted net income per share of $0.38 for third quarter 2005
• Compared with $0.43 for second quarter 2005
• Compared with $0.40 for third quarter 2004
Return on assets of 0.96% for third quarter 2005
• Compared with 1.08% for second quarter 2005
• Compared with 1.01% for third quarter 2004
Return on equity of 11.95% for third quarter 2005
• Compared with 13.92% for second quarter 2005
• Compared with 13.67% for third quarter 2004
Net interest margin of 3.34% for third quarter 2005
• Compared with 3.45% for second quarter 2005
• Compared with 3.73% for third quarter 2004
Allowance for loan losses of $24.6 million or 1.43% of loans at September 30, 2005
• Compared with $25.2 million or 1.49% at June 30, 2005
• Compared with $24.6 million or 1.53% at September 30, 2004
• Equaled 97.8% of non-performing loans at September 30, 2004 compared with 84.2% at June 30, 2005 and 123.3% at September 30, 2004
Non-performing loans of $25.2 million or 1.47% of loans at September 30, 2005
• Compared with $30.0 million or 1.77% of loans at June 30, 2005
• Compared with $19.9 million or 1.24% at September 30, 2004
Annualized net charge-off rate of 0.28% for third quarter 2005
• Compared with 0.55% for second quarter 2005
• Compared with 0.14% for third quarter 2004

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,	September 30,
	2005	2004	2004

ASSETS
Cash and due from banks	$74,029	$71,770	$57,577
Federal funds sold and other short-term investments	1,450	64	76
Loans held for sale (at lower of cost or market value)	2,131	1,173	2,108
Securities available for sale	729,865	801,059	790,549
Regulatory stock	33,064	32,975	32,949
Loans:
Commercial loans	906,435	871,652	810,849
Consumer loans	426,951	390,433	392,237
Mortgage loans	382,853	403,239	407,899
Less: Allowance for loan losses	(24,613)	(23,794)	(24,577)

Net loans	1,691,626	1,641,530	1,586,408
Premises and equipment	51,049	50,233	53,338
Goodwill	44,491	44,839	44,839
Other intangible assets	7,998	8,697	9,097
Other assets	109,155	104,825	107,414

TOTAL ASSETS	$2,744,858	$2,757,165	$2,684,355

LIABILITIES
Deposits:
Non-interest-bearing demand	$256,467	$257,963	$240,887
Savings & interest checking	503,883	597,201	569,795
Money market	230,898	222,903	211,841
Certificates of deposit and other time deposits	832,643	818,474	825,258

Total deposits	1,823,891	1,896,541	1,847,781
Short-term borrowings	416,713	174,933	152,325
Long-term borrowings	257,721	457,359	458,410
Other liabilities	27,375	19,041	18,983

TOTAL LIABILITIES	2,525,700	2,547,874	2,477,499

SHAREHOLDERS’ EQUITY
Preferred stock — 1,000 shares authorized — None outstanding Common stock — $1.00 stated value — 29,000 shares authorized	17,461	17,375	17,375
Additional paid-in capital	128,518	126,977	126,971
Retained earnings	76,560	64,481	60,182
Unvested restricted stock	(778)	(578)	(649)
Accumulated other comprehensive income (loss)	(2,603)	1,036	2,977

TOTAL SHAREHOLDERS’ EQUITY	219,158	209,291	206,856

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,744,858	$2,757,165	$2,684,355

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2005	2005	2005	2004	2004

INTEREST INCOME
Interest and fees on loans and leases	$26,608	$25,438	$24,061	$24,468	$23,836
Interest and dividends on securities	8,311	8,720	8,945	8,661	8,597
Dividends on regulatory stock	398	371	374	358	387
Interest on loans held for sale	78	136	105	48	44
Interest on federal funds sold and other investments	22	35	11	37	17

Total interest income	35,417	34,700	33,496	33,572	32,881

INTEREST EXPENSE
Interest on deposits	8,889	8,445	7,676	6,971	6,396
Interest on short-term borrowings	3,575	2,610	814	603	644
Interest on long-term borrowings	2,625	2,849	3,945	3,846	3,712

Total interest expense	15,089	13,904	12,435	11,420	10,752

NET INTEREST INCOME	20,328	20,796	21,061	22,152	22,129
Provision for loan losses	558	4,316	375	350	150

Net interest income after provision for loan losses	19,770	16,480	20,686	21,802	21,979

NON-INTEREST INCOME

Service charges on deposit accounts	4,162	3,945	3,022	3,155	3,272
Trust income	475	518	477	498	506
Other service charges and fees	1,766	1,708	2,026	1,901	2,073
Securities gains (losses)	(455)	(340)	(733)	(25)	5
Gain (Loss) on sale of other assets	266	6,037	422	(50)	50
Other	1,731	1,243	1,330	1,496	1,193

Total non-interest income	7,945	13,111	6,544	6,975	7,099

NON-INTEREST EXPENSE

Salaries	7,389	7,662	7,316	7,506	7,737
Commissions and incentives	968	1,321	863	967	981
Other benefits	1,749	1,727	1,636	1,870	1,820
Occupancy	1,936	1,901	1,881	1,743	1,713
Equipment	917	923	923	947	1,008
Low income housing expense	544	568	546	538	552
Other	6,021	5,973	6,064	6,185	6,478

Total non-interest expense	19,524	20,075	19,229	19,756	20,289

Income before income taxes	8,191	9,516	8,001	9,021	8,789
Income taxes expense	1,585	2,066	1,612	1,942	1,905

NET INCOME	$6,606	$7,450	$6,389	$7,079	$6,884

Earnings per share:
Basic	$0.38	$0.43	$0.37	$0.41	$0.40
Diluted	0.38	0.43	0.37	0.41	0.40

Weighted average shares outstanding:
Basic	17,400	17,365	17,343	17,337	17,328
Diluted	17,504	17,440	17,414	17,437	17,378

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

INTEREST INCOME
Interest and fees on loans and leases	$26,608	$23,836	$76,107	$70,855
Interest and dividends on securities	8,311	8,597	25,976	26,605
Dividends on regulatory stock	398	387	1,143	1,160
Interest on loans held for sale	78	44	319	131
Interest on federal funds sold and other investments	22	17	68	48

Total interest income	35,417	32,881	103,613	98,799

INTEREST EXPENSE
Interest on deposits	8,889	6,396	25,010	18,781
Interest on short-term borrowings	3,575	644	6,999	1,604
Interest on long-term borrowings	2,625	3,712	9,419	16,099

Total interest expense	15,089	10,752	41,428	36,484

NET INTEREST INCOME	20,328	22,129	62,185	62,315
Provision for loan losses	558	150	5,249	955

Net interest income after provision for loan losses	19,770	21,979	56,936	61,360

NON-INTEREST INCOME

Service charges on deposit accounts	4,162	3,272	11,129	9,259
Trust income	475	506	1,470	1,527
Other service charges and fees	1,766	2,073	5,500	6,226
Securities gains (losses)	(455)	5	(1,528)	4,502
Gain on sale of other assets	266	50	6,725	1,410
Other	1,731	1,193	4,304	3,708

Total non-interest income	7,945	7,099	27,600	26,632

NON-INTEREST EXPENSE

Salaries	7,389	7,737	22,367	23,508
Commissions and incentives	968	981	3,152	3,356
Other benefits	1,749	1,820	5,112	5,700
Occupancy	1,936	1,713	5,718	4,882
Equipment	917	1,008	2,763	3,105
Debt prepayment fees	—	—	—	56,998
Low income housing expenses	544	552	1,658	1,655
Other	6,021	6,478	18,058	19,220

Total non-interest expense	19,524	20,289	58,828	118,424

Income (loss) before income taxes	8,191	8,789	25,708	(30,432)
Income taxes expense (benefit)	1,585	1,905	5,263	(16,733)

NET INCOME (LOSS)	$6,606	$6,884	$20,445	$(13,699)

Earnings per share:
Basic	$0.38	$0.40	$1.18	$(0.79)
Diluted	0.38	0.40	1.17	(0.79)

Weighted average shares outstanding:
Basic	17,400	17,328	17,369	17,312
Diluted	17,504	17,378	17,460	17,312

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA
(In thousands, except for per share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2005	2005	2005	2004	2004

EARNINGS DATA
Net Interest Income (tax-equivalent)	$20,886	$21,736	$21,850	$22,910	$22,967
Net Income	6,606	7,450	6,389	7,079	6,884
Basic Earnings Per Share	0.38	0.43	0.37	0.41	0.40
Diluted Earnings Per Share	0.38	0.43	0.37	0.41	0.40
Dividends Declared	.160	.160	.160	.160	.160
Book Value	12.55	12.49	11.99	12.05	11.91
Tangible Book Value	9.55	9.47	8.92	8.96	8.80

PERFORMANCE RATIOS
Return on Assets	0.96%	1.08%	0.94%	1.04%	1.01%
Return on Equity	11.95	13.92	12.26	13.49	13.67
Net Interest Margin (tax-equivalent)	3.34	3.45	3.50	3.71	3.73
Tier 1 Capital to Risk Assets	11.08	10.88	10.64	10.52	10.71
Capital to Risk Assets	13.04	12.84	12.58	12.56	12.90
Tangible Equity to Tangible Assets	6.19	6.10	5.74	5.76	5.81
Efficiency Ratio	65.84	68.06	66.16	64.71	66.15

AT PERIOD END
Assets	$2,744,858	$2,756,297	$2,758,999	$2,757,165	$2,684,355
Interest-Earning Assets	2,482,749	2,500,742	2,509,525	2,500,595	2,436,667
Commercial Loans	906,435	890,296	865,928	871,652	810,849
Consumer Loans	426,951	411,205	395,645	390,433	392,237
Mortgage Loans	382,853	395,099	397,798	403,239	407,899
Total Loans	1,716,239	1,696,600	1,659,371	1,665,324	1,610,985
Deposits	1,823,891	1,845,010	1,892,844	1,896,541	1,847,781
Valuable Core Deposits (1)	991,248	1,038,677	1,055,804	1,078,067	1,022,523
Interest-Bearing Liabilities	2,241,858	2,271,827	2,283,679	2,270,870	2,217,629
Shareholders’ Equity	219,158	217,737	208,480	209,291	206,856
Unrealized Gains (Losses) on Market Securities (FASB 115)	(2,603)	538	(3,692)	1,036	2,977

AVERAGE BALANCES
Assets	$2,739,496	$2,768,782	$2,751,176	$2,713,627	$2,706,245
Interest-Earning Assets (2)	2,480,112	2,508,020	2,496,073	2,454,084	2,449,899
Commercial Loans	888,017	883,379	856,098	821,419	830,525
Consumer Loans	421,003	404,756	391,814	391,303	390,073
Mortgage Loans	386,418	396,945	401,256	405,691	413,821
Total Loans	1,695,438	1,685,080	1,649,168	1,618,413	1,634,419
Deposits	1,822,666	1,900,846	1,908,035	1,881,730	1,839,713
Valuable Core Deposits (1)	1,008,104	1,052,116	1,062,462	1,053,133	1,031,009
Interest-Bearing Liabilities	2,248,754	2,281,783	2,269,409	2,234,207	2,240,852
Shareholders’ Equity	219,393	214,702	211,318	208,690	200,371
Basic Shares	17,400	17,365	17,343	17,337	17,328
Diluted Shares	17,504	17,440	17,414	17,437	17,378

(1)	Defined as money market, demand deposit and savings accounts.

(2)	Includes securities available for sale at amortized cost.

(3)	Includes non-performing loans classified as loans held for sale.

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA-con’t
(In thousands, except ratios and yields)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2005	2005	2005	2004	2004
ASSET QUALITY

Non-Performing Assets:
Non Accrual Loans (3)	$24,895	$29,590	$17,883	$17,971	$19,439
Loans 90+ Days Past Due	269	382	132	576	490

Non-Performing Loans (3)	25,164	29,972	18,015	18,547	19,929
Other Real Estate Owned	422	228	152	243	862
Investment Securities	—	—	—	—	—

Non-Performing Assets	$25,586	$30,200	$18,167	$18,790	$20,791

Allowance for Loan Losses:
Beginning Balance	$25,247	$23,259	$23,794	$24,577	$25,007
Provision for Loan Losses	558	4,316	375	350	150
Transfer to reserve for unfunded lending commitments	—	—	—	(76)	—
Recoveries	440	409	223	222	547
Loans Charged Off	(1,632)	(2,737)	(1,133)	(1,279)	(1,127)

Ending Balance	$24,613	$25,247	$23,259	$23,794	$24,577

Ratios:
Allowance for Loan Losses to Loans	1.43%	1.49%	1.40%	1.43%	1.53%
Allowance for Loan Losses to Average Loans	1.45	1.50	1.41	1.47	1.50
Allowance to Non-performing Loans (3)	97.81	84.24	129.11	128.29	123.32
Non-performing Loans to Loans (3)	1.47	1.77	1.09	1.11	1.24
Non-performing Assets to Loans and Other Real Estate Owned (3)	1.49	1.78	1.09	1.13	1.29
Net Charge-Off Ratio	0.28	0.55	0.22	0.26	0.14

NET INTEREST MARGIN

Yields (tax-equivalent)
Loans	6.21%	6.02%	5.87%	5.98%	5.77%
Securities	4.74	4.95	4.80	4.73	4.84
Regulatory Stock	4.82	4.49	4.53	4.33	4.68
Other Earning Assets	5.07	5.17	5.61	3.23	3.25

Total Earning Assets	5.74	5.66	5.51	5.55	5.46

Cost of Funds
Interest Bearing Deposits	2.24	2.05	1.88	1.70	1.60
Other Interest Bearing Liabilities	3.61	3.42	3.11	2.88	2.62
Total Interest Bearing Liabilities	2.65	2.43	2.21	2.02	1.89

Total Interest Expense to Earning Assets	2.40	2.21	2.01	1.84	1.73

Net Interest Margin	3.34%	3.45%	3.50%	3.71%	3.73%

(1)	Defined as money market, demand deposit and savings accounts.

(2)	Includes securities available for sale at amortized cost.

(3)	Includes non-performing loans classified as loans held for sale.